Exhibit 1.01

Conflict Minerals Report
For The Year Ended December 31, 2025
This Conflict Minerals Report for the reporting period from January 1, 2025 to December 31, 2025 is presented to comply with Rule 13p-1 promulgated under the Securities Exchange Act of 1934, as amended. Rule 13p-1 imposes certain reporting obligations on reporting companies whose manufactured or contracted to be manufactured products contain conflict minerals which are necessary to the functionality or production of their products. “Conflict minerals” are defined as gold, cassiterite, columbite-tantalite, wolframite, and their derivatives, which are limited to tin, tantalum, and tungsten (“3TG”) for the purposes of this assessment. Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions to the terms used in this Report, unless otherwise defined herein.

1. Company Overview
Compass Group Diversified Holdings LLC and Compass Diversified Holdings (collectively, “CODI” or the “Company”) were formed to acquire and manage a group of small to middle market businesses and the Company was a controlling owner of eight businesses, or operating segments, at December 31, 2025. The segments are as follows: 5.11 ABR Corp. ("5.11"), Boa Holdings Inc. ("BOA"), Relentless Topco, Inc. ("PrimaLoft"), THP Topco, Inc. ("The Honey Pot Co." or "THP"), CBCP Products, LLC ("Velocity Outdoor" or "Velocity"), AMTAC Holdings, LLC (“Arnold”), FFI Compass, Inc. ("Altor Solutions" or "Altor") and SternoCandleLamp Holdings, Inc. (“Sterno”).

The Company’s subsidiaries are engaged in the following lines of business:
•5.11 is a global apparel, footwear, and gear company serving consumers who demand performance, durability, and versatility across work, training, and adventure. 5.11 is a brand known for innovation and authenticity and works directly with end users to create purpose-built apparel, footwear and gear designed to enhance the safety, accuracy, speed and performance of tactical professionals and enthusiasts worldwide. 5.11 operates sales offices and distribution centers globally, and 5.11 products are widely distributed in uniform stores, military exchanges, outdoor retail stores, its own retail stores and on 511tactical.com.
•BOA, creator of the award-winning, patented BOA Fit System, partners with market-leading brands to make the best gear even better. Delivering fit solutions purpose-built for performance, the BOA Fit System is featured in footwear across snow sports, cycling, outdoor, athletic, workwear as well as performance headwear and bracing. The system consists of three integral parts: a micro-adjustable dial, high-tensile lightweight laces, and low friction lace guides creating a superior alternative to laces, buckles, Velcro, and other traditional closure mechanisms. Each unique BOA configuration is designed with brand partners to deliver superior fit and performance for athletes, is engineered to perform in the toughest conditions and is backed by The BOA Lifetime Guarantee. BOA is headquartered in Denver, Colorado and has operations in Austria, China, South Korea, Japan and Vietnam.
•PrimaLoft is a leading provider of branded, high-performance synthetic insulation and materials used primarily in consumer outerwear, and accessories. The portfolio of PrimaLoft synthetic insulations offers products that can both mimic natural down aesthetics and provide the freedom to design garments ranging from stylish puffers to lightweight performance apparel. PrimaLoft insulations also offer superior economics to the brand partner and enable better sustainability characteristics through the use of recycled, low-carbon inputs. PrimaLoft is headquartered in Latham, New York.
•The Honey Pot Co. is a leading “better-for-you” feminine care brand, powered by plant-derived ingredients and clinically tested formulas. Founded in 2012 by CEO Beatrice Dixon, The Honey Pot Co. is rooted in the belief that all products should be made with healthy and efficacious ingredients that are kind to and safe for skin. The company offers an extensive range of holistic wellness products across the feminine hygiene, menstrual, personal care, and sexual wellness categories. The Honey Pot Co.'s mission is to educate, support, and provide consumers around the world with tools and resources that promote menstrual health and vaginal wellness. Its products can be found in more than 33,000 stores across the U.S. through mass merchants, drug and grocery retail chains, and online. The Honey Pot Co. is headquartered in Atlanta, Georgia.

•Velocity Outdoor is a leading designer, manufacturer, and marketer of archery products, hunting apparel and related accessories. The archery product category consists of products including Ravin crossbows and CenterPoint archery products, and the apparel category offers high-performance, feature rich hunting and casual apparel under the King's Camo brand, utilizing King’s own proprietary camo patterns. Velocity Outdoor offers its products through national retail chains and dealer and distributor networks. Velocity Outdoor is headquartered in Rochester, New York. On April 30, 2024, Velocity Outdoor sold the Crosman airgun product division. The results of operation for Crosman are included in the accompanying financial statements through the date of sale.
•Altor Solutions is a designer and manufacturer of custom molded protective foam solutions and original equipment manufacturer components made from expanded polystyrene and expanded polypropylene. Altor provides products to a variety of end markets, including appliances and electronics, pharmaceuticals, health and wellness, automotive, building and other products. Altor is headquartered in St. Louis, Missouri and operates 19 molding and fabricating facilities across North America.
•Arnold is a global solutions provider and manufacturer of engineered magnetic solutions for a wide range of specialty applications and end-markets, including aerospace and defense, general industrial, motorsport/ transportation, oil and gas, medical, energy, semiconductor and advertising specialties. Arnold engineers solutions for and produces high performance permanent magnets (PMAG), stators, rotors and full electric motors (Ramco), precision foil products (Precision Thin Metals), and flexible magnets (Flexmag™) that are mission critical in motors, generators, sensors and other systems and components. Based on its long-term relationships, Arnold has built a diverse and blue-chip customer base totaling more than 2,000 customers and leading systems-integrators worldwide with a focus on North America, Europe, and Asia. Arnold has built a preferred rare earth supply chain and has leading rare earth and other permanent magnet production capabilities. Arnold is headquartered in Rochester, New York.
•Sterno is a leading manufacturer and marketer of portable food warming systems, creative indoor and outdoor lighting, and home fragrance solutions for the consumer markets. Sterno offers a broad range of wick and gel chafing systems, butane stoves and accessories, liquid and traditional wax candles, catering equipment and lamps through Sterno Products, as well as scented wax cubes, warmer products, outdoor lighting and essential oils used for home decor and fragrance systems, through Rimports. Sterno is headquartered in Texarkana, Texas.

2. Description of the Company's Products Covered by this Report
This Report relates to products: (i) for which 3TG are necessary to the functionality or production of that product; (ii) that were manufactured or contracted to be manufactured by the Company; and (iii) for which the manufacture was completed during calendar year 2025. The Company determined that component products at four (4) of its subsidiaries contain or may contain 3TG which are necessary to the functionality or production of their products. The four subsidiaries and the applicable 3TG are: Arnold (gold, tantalum, tin and tungsten), Sterno (tin and gold), 5.11 (tin and gold), and Velocity Outdoor (tin).
3. Reasonable Country of Origin Inquiry
The Company conducted an analysis of its subsidiaries’ products and found that small quantities of necessary 3TG are contained in some of its subsidiaries’ products. Therefore, for the reporting period from January 1, 2025 to December 31, 2025, the Company conducted a good faith reasonable country of origin inquiry (“RCOI”) which was designed to determine whether any of the necessary 3TG contained in its subsidiaries’ products originated in the Democratic Republic of the Congo or an adjoining country (collectively, the "Covered Countries") or came from recycled or scrap sources. “Necessary 3TG” are 3TG that are necessary to the functionality or production of products that the Company’s subsidiaries manufacture or that the Company’s subsidiaries contract with others to manufacture for us.

The Company used the Conflict Minerals Reporting Template (“CMRT”) developed by the Conflict-Free Sourcing Initiative to request information from its subsidiaries’ suppliers about their supply chain and to gather information about the country of origin of its necessary 3TG. The Company identified approximately 82 direct suppliers that potentially supplied the Company necessary 3TG and requested each of them to complete a CMRT. The Company received responses (by either a letter or completed CMRT) from approximately 91% of these suppliers and reviewed the responses for completeness and accuracy. When the Company determined that its suppliers’ CMRT responses contained information the Company believed to be incomplete or inaccurate, the Company followed up with those suppliers to seek additional information or clarification about those responses.

Based on the Company’s supplier responses, the Company does not have sufficient information to determine whether the products it manufactured or contracted for manufacture during the reporting period contain necessary 3TG that originated, or may have originated, in the Covered Countries and are not or may not be from recycled or scrap sources. Accordingly, and out of an abundance of caution, the Company performed due diligence in an effort to determine the source and chain of custody of these necessary 3TG.

4. Due Diligence
Due Diligence Design
With respect to the period covered, the design of the due diligence process conforms in all material respects with the internationally recognized due diligence framework set forth in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas, Third Edition, 2016, as further set out in the specific guidance for downstream companies contained in the Supplement on Tin, Tantalum, and Tungsten and the Supplement for Gold (hereinafter, collectively, the “OECD Guidance”).

Due Diligence Measures Performed
The Company undertook due diligence at each of its subsidiaries that have component products that contain or may contain necessary 3TG to determine the source and chain of custody of the necessary 3TG contained in the products manufactured by or contracted for manufacture by the Company’s subsidiaries. Summarized below are the components of the 3TG due diligence program the Company undertook as they relate to the five-step framework set forth in the OECD Guidance:
    1. OECD Step #1: Establish and maintain strong company management systems
Our operations are reported in multiple business segments, therefore, we established a single point of contact to assist in implementing a 3TG program. Each segment that manufactures or distributes products that contain necessary 3TG had its own designated specific personnel to coordinate the 3TG diligence, oversee the implementation and execution of a program and coordinate directly with its affected suppliers, if applicable. The affected segments used the CMRT developed by the Conflict-Free Sourcing Initiative as a mechanism to request that suppliers provide information about the source and chain of custody of the necessary 3TG contained in products supplied to each of the affected segments. For suppliers that did not respond to the Company's source and chain of custody inquiry (or provided limited response) for calendar year 2025, the Company submitted that supplier name to the executive management of the applicable subsidiary for review. The Company maintains a conflict minerals policy regarding the sourcing of conflict minerals, which is publicly available on the Company’s website at: http://ir.compassdiversified.com/corporate-governance.com. The content of any website referred to in this Report is not incorporated by reference in this Report.
    2. OECD Step #2: Identifying and assessing risk in the supply chain
To identify risks related to necessary 3TG in its products, the Company took the following actions:
•worked with suppliers to obtain more complete information;
•followed up with suppliers that did not respond or provided inconsistent or incomplete responses;
•sought information regarding the smelters or refiners or smelters that processed the conflict minerals in the suppliers’ products; and
•analyzed the supplier’s responses against the Company's conflict minerals policy and against the list of smelters and refiners on the CFSI website to determine whether the smelters received a "compliant" or "active" designations from the Conflict Free Smelter Program ("CFSP").
    3. OECD Step #3: Design and implement a strategy to respond to identified risks
Results of the Company’s supplier responses were reported to the senior management of the Company, specifically our Chief Financial Officer. The Company continued a risk management plan of attempting to disengage with a supplier where the Company deems risk mitigation unfeasible or unacceptable, and where, in the Company’s opinion, such disengagement would not likely harm the supply chain for a particular product.

    4. OECD Step #4: Carry out an independent third party audit of smelter's/ refiner’s due diligence practices
As an owner of downstream companies, the Company relies on audits by independent third parties, including audits of smelters and refiners reported by the CFSP. The Company also relies on the certification processes of the London Bullion Market Association, The Responsible Jewellery Council, and the Tungsten Industry - Conflict Minerals Council.
5. OECD Step #5: Report annually on supply chain due diligence
The Company reports on our conflict minerals due diligence annually by making our Form SD and this Report publicly available on our Company website at: http://ir.compassdiversified.com and filing the Form SD (with this Report) with the Securities and Exchange Commission ("SEC").

5. Results of Review
As an owner of downstream companies, the Company can only provide reasonable, not absolute, assurance regarding the source and chain of custody of the 3TG contained in its subsidiaries’ products. The Company relies on the information collected and provided by its subsidiaries’ direct suppliers and publicly available information regarding independent third party audit programs.
Facilities Used to Process the Necessary 3TG
The Company requested smelter information from the suppliers of each of its subsidiaries that were determined to have component products that contain or may contain 3TG which are necessary to the functionality or production of their products. Based on the responses from our direct suppliers, two (2) suppliers identified only one (1) tin smelter, resulting in a total of two (2) tin smelters being identified. Based on the responses from the two (2) suppliers with only one (1) smelter disclosed for tin, we determined that the following smelter processed the tin that is contained in certain of our products.

Metal	Official Smelter Name	CESI Smelter ID	Smelter Country

Tin	Thailand Smelting & Refining Co Ltd	CID001898	THAILAND
Tin	Yunnan Tin Company, Ltd.	CID002180	CHINA

In the other responses received from our direct suppliers, each supplier named more than one (1) smelter or refiner in their response for each metal. This lack of detail from the rest of our suppliers prevented the Company from being able to determine whether a particular smelter or refiner named in their responses processed the necessary 3TG in the Company's products. Accordingly, the Company is unable to disclose any other facilities used to produce the necessary 3TG in its products. However, Table 1 attached to this Report lists the smelters and refiners provided to the Company by its other direct suppliers that may have processed necessary 3TG in its subsidiaries’ product lines.
Country of Origin
Based on the responses provided by the Company’s suppliers described directly above, the responses did not provide sufficiently detailed information for us to identify the country of origin of the necessary 3TG in the Company’s products. Accordingly, the Company is unable to disclose the country of origin of the necessary 3TG in its products.
Efforts to determine mine or location
The Company has determined that the most reasonable effort it can make to determine the mines or locations of origin of its necessary 3TG to the greatest possible specificity is to seek information from its direct suppliers about the smelters and refiners and the countries of origin of the necessary 3TG in its products and urge that its suppliers do the same with their direct suppliers. The Company must rely on its direct and indirect suppliers to provide the information about the mine or location of origin of the necessary 3TG in its products. As a result of the lack of information obtained from the Company’s subsidiaries’ suppliers, the Company was unable to determine the mine or location of the necessary conflict minerals in its subsidiaries’ product lines.

6. Risk Mitigation / Steps to Improve Due Diligence Measures
The Company currently intends to take steps to improve its due diligence and mitigate the risk that the Company’s necessary 3TG benefit or finance armed groups, including:

•Evaluating current direct suppliers based on their responsiveness to the 2025 calendar year's data collection effort. We expect to submit the names of those suppliers who provide products with risk of possible 3TG content that required responses and whose responses were limited or non-existent for calendar year 2025 to the executive management of the applicable subsidiary for review.
•Reaching out to suppliers earlier in the process and asking them to complete the CMRT.
•Improving, to the extent possible, the percentage of supplier provided responses to the request to complete the CMRT.

7. Independent Private Sector Audit
Based on the existing guidance from the SEC, this report has not been audited, nor is an Independent Private Sector Audit required for this Report.

8. Forward-Looking Statements
This Report may contain certain forward-looking statements, including those made under the “Risk Mitigation / Steps to Improve Due Diligence Measures” section. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and are beyond the control of the Company. Factors that could adversely affect our future performance include (1) those described under the heading “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2025, (2) the responsible sourcing of 3TG in our supply chain by our direct and indirect suppliers and (3) the effectiveness of traceability systems used by our direct and indirect suppliers to determine the source and chain of custody of 3TG contained in our supply chain. Except as required by law, CODI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Table 1 - List of smelters and refiners that may have processed necessary 3TG of the Company’s subsidiaries

Metal	Smelter Reference List	Smelter Facility Location: Country

Gold	ABC Refinery Pty Ltd.	AUSTRALIA
Gold	Abington Reldan Metals, LLC	UNITED STATES
Gold	Advanced Chemical Company	UNITED STATES
Gold	Agosi AG	GERMANY
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Alexy Metals	UNITED STATES
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Limited	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Attero Recycling Pvt Ltd	INDIA
Gold	Augmont Enterprises Private Limited	INDIA
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bangalore Refinery	INDIA
Gold	Boliden Ronnskar	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Coimpa Industrial LTDA	BRAZIL
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	Dongwu Gold Group	CHINA
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Elite Industech Co., Ltd.	TAIWAN
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA

Metal	Smelter Reference List	Smelter Facility Location: Country
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	Geib Refining Corporation	UNITED STATES
Gold	GG Refinery Ltd.	TANZANIA
Gold	Gold Coast Refinery	GHANA
Gold	Gold by Gold Colombia	COLOMBIA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	SOUTH AFRICA
Gold	Impala Refineries – Base Metals Refinery (BMR)	SOUTH AFRICA
Gold	Impala Rustenburg	SOUTH AFRICA
Gold	Industrial Refining Company	BELGIUM
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	JALAN & Company	INDIA
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	K.A. Rasmussen	NORWAY
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	L'Orfebre S.A.	ANDORRA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF

Metal	Smelter Reference List	Smelter Facility Location: Country
Gold	LS MnM Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	MD Overseas	INDIA
Gold	Metallix Refining Inc.	UNITED STATES
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MKS PAMP SA	SWITZERLAND
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	Pease & Curren	UNITED STATES
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	QG Refining, LLC	UNITED STATES
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	SAAMP	FRANCE
Gold	Sai Refinery	INDIA
Gold	Sam Precious Metals	UNITED ARAB EMIRATES
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	Safimet S.p.A	ITALY
Gold	SAFINA A.S	CZECHIA
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN

Metal	Smelter Reference List	Smelter Facility Location: Country
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA
Gold	Shirpur Gold Refinery Ltd.	INDIA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Super Dragon Technology Co., Ltd.	TAIWAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	T.C.A S.p.A	ITALY
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	Valcambi SA	SWITZERLAND
Gold	WEEEREFINING	FRANCE
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	8853 S.p.A.	ITALY
Tantalum	AMG Brasil	BRAZIL
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA

Metal	Smelter Reference List	Smelter Facility Location: Country
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET de Mexico	MEXICO
Tantalum	Materion Newton Inc.	UNITED STATES
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	PowerX Ltd.	RWANDA
Tantalum	QuantumClean	UNITED STATES
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	Telex Metals	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	5D Production OU	ESTONIA
Tin	Alpha	UNITED STATES
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin	Aurubis Beerse	BELGIUM
Tin	Aurubis Berango	SPAIN
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	China Yunnan Tin Co Ltd.	CHINA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	CRM Synergies	SPAIN
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Dowa	JAPAN
Tin	DS Myanmar	MYANMAR
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin	Empresa Metalúrgica Vinto	BOLIVIA
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL

Metal	Smelter Reference List	Smelter Facility Location: Country
Tin	Fenix Metals	POLAND
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	GuangXi China Tin	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Luna Smelter, Ltd	RWANDA
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Mining Minerals Resources SARL	CONGO
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M Manufacturing Philippines, Inc.	PHILIPPINES
Tin	OMSA	BOLIVIA
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	Pongpipat Company Limited	MYANMAR
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Rajawali Rimba Perkasa	INDONESIA

Metal	Smelter Reference List	Smelter Facility Location: Country
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur (SIM)	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Super Ligas	BRAZIL
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN
Tin	Thailand Smelting & Refining Co Ltd	THAILAND
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	Tin Technology & Refining	UNITED STATES
Tin	Thaisarco	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Woodcross Smelting Company Limited	UGANDA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Zhejiang QLG Holding Co., ltd	CHINA
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	China Molybdenum Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF
Tungsten	Fujian Xinlu Tungsten	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	HC Starck Tungsten GmBH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA

Metal	Smelter Reference List	Smelter Facility Location: Country
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kenee Mining Corporation Vietnam	VIETNAM
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	MALAMET SMELTING SDN. BHD.	MALAYSIA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Masan High-Tech Materials	VIETNAM
Tungsten	Nam Viet Cromit Joint Stock Company	VIETNAM
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	Tungsten Vietnam Joint Stock Company	VIETNAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA